EXHIBIT 10.7


                    VENDOR LEASE PLAN AGREEMENT


        This Lease Agreement is between OAKMONT FINANCIAL SERVICES, a Heritage Credit Services Company ("Oakmont") and MANSUR INDUSTRIES INC. ("Mansur").

        1. LEASE PROGRAM. Oakmont offers several leasing and financing programs to assist manufacturers, distributors and dealers in facilitating the acquisition of equipment by their customers. Mansur wishes to have Oakmont provide a leasing and financing program for Mansur's customers, and Oakmont and Mansur have agreed that Oakmont will offer this program under the terms described in this agreement.

        2.   LEASE CONSUMMATION. Oakmont will from time to time notify
Mansur of Oakmont's then current acceptable lease and financing terms, rates and credit standards. With respect to any lease or financing (any such lease or financing a "lease") Mansur wishes to arrange, Mansur will, before delivery of the related equipment (the "equipment"), furnish Oakmont with an equipment description, the transaction proposed terms, any credit information Mansur has regarding each lessee or purchaser in connection with the transaction (individually or collectively as the context indicates the "lessee") and such other information as Oakmont may request. Upon receipt of all requested materials, Oakmont will review the package and advise Mansur of Oakmont's decision. Documentation as to approved leases will be prepared by Oakmont and procured by Oakmont and/or Mansur as Oakmont directs. Mansur will not, unless otherwise consented to by Oakmont, deliver any equipment before receipt of Oakmont's approval or rejection advice. When the documents required by Oakmont as to a transaction are received by Oakmont, with each property completed within the specified commitment period, Oakmont will complete the transaction and fund the advance for the transaction which will be calculated in the manner agreed to by the parties from time to time.

        3. ACCEPTANCE BY OAKMONT. Oakmont is not obligated to accept any transaction submitted to Oakmont by Mansur unless the transaction in Oakmont's sole judgement complies with Oakmont's then applicable criteria. If Oakmont accepts the transaction, Mansur will not offer the transaction to a third party. If Oakmont declines any five (5) leases within a thirty (30) day period, which leases are financed by a third party leasing company on the terms declined by Oakmont, Mansur may, upon ten (10) days notice to Oakmont, terminate this agreement.

        4. MANSUR'S WARRANTIES. In addition to any warranties Mansur may make pursuant to Oakmont's purchase order for the equipment, Mansur makes the following further representations and warranties related to each lease, each such warranty and representation to speak as of the funding by Oakmont of the advance respecting the transaction:

             (a) To the best of Mansur's knowledge the lessee will use equipment principally for commercial purposes:

             (b) The lease and all signatures thereon are genuine if procured by Mansur, to the best of Mansur's knowledge the lease has been duly authorized and executed by the lessee, if completed in accordance with information provided Oakmont by Mansur, the lease correctly sets forth the rentals or installment payments which Mansur indicated to the lessee as applicable to the equipment, the equipment is fully and correctly described in the lease and has been delivered to the lessee at the location or locations set forth in, and accepted by the lessee for all purposes of, the lease and to the best of Mansur's knowledge the lease constitutes the valid and binding obligation of the lessee;


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             (c)    Each other instrument executed in connection with the lease giving rights to Oakmont and procured by Mansur, including guaranties, and all signatures thereon are genuine and to the best of Mansur's knowledge each such instrument has been duly authorized and executed by all parties obligated to Oakmont and constitutes the valid and binding obligation of such parties;

             (d) There are no representations and warranties not set forth in the lease that have been made by Mansur to the lessee with respect to the lease of the equipment other than those of which Oakmont is aware and, without limiting the foregoing, Mansur has not made any representation not set forth in the lease that the lease is terminable by the lessee if the lessee is unsatisfied with the equipment for any reason or that the lessee may trade-in the equipment;

             (e) All dealings by Mansur with the lessee, including in connection with any advertisements or purchase orders relative to the lease, and the execution of the lease if procured by Mansur have been in accordance with all applicable laws and regulations;

             (f) The conduct of Mansur in developing the lease transaction shall not subject Oakmont to suit or administrative proceeding under any state or federal law, rule or regulation, it being understood, without limiting the generality of the foregoing, that the lease transaction shall be assumed to constitute "credit" as that term is defined and used in the Equal Credit Opportunity Act (or applicable State Law), implementing regulations and official interpretations of the Federal Reserve Board Staff;

             (g) The lessee has and shall have no defense, offset or counterclaim as to the enforcement of the lease arising out of the conduct of Mansur, and without limiting the generality of the foregoing, Mansur is not in default in any of Mansur's obligations to the lessee;

             (h) Mansur does not know of any fact which indicates the uncollectibility of the lease:

             (i) The lessee's application correctly sets forth all information given Mansur by the lessee, Mansur has provided Oakmont any other credit information Mansur has with respect to the leases and all such information is true and correct to the best of Mansur's knowledge;

             (j) Except monies which Oakmont has agreed are to be retained by Mansur, Mansur has not received any monies from the lessee related to the equipment which Mansur has not transferred to Oakmont, property endorsed to Oakmont where appropriate, or which were loaned to Mansur to the lessee; and

             (k) If the transaction is an equipment lease, title to the equipment has vested in Oakmont free and clear of any liens of persons claiming by, through or under Mansur, and if the transaction is a financing, such title has vested in the lessee.

        5.   MANSUR'S CONTINUING OBLIGATIONS.  Mansur shall:

             (a) at the request of Oakmont or the lessee, provide at commercially reasonable prices, full, complete and adequate service, including warranty service, for the relevant equipment in conformity with standard trade practices;


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             (b)    takes such action as is necessary or as Oakmont may request to evidence and perfect this agreement and Oakmont's rights contemplated hereby;

             (c) turn over promptly to Oakmont in the form received, properly endorsed to Oakmont where appropriate, any monies received by Mansur relative to a lease following its funding by Oakmont, unless the lease has been purchased by Mansur under paragraph 9;

             (d) not represent that it is the agent of Oakmont nor make any reference to Oakmont in any advertising materials of Mansur without Oakmont's prior written consent;

             (e) not repossess any equipment or accept redelivery of any equipment from a lessee without the prior consent of Oakmont; and

             (f) upon request of Oakmont, utilizing a reasonable and nondiscriminatory approach, assist Oakmont in remarketing any, repossessed or surrendered equipment with a new lessee. Oakmont shall pay Mansur a fee equal to two (2) months of lease payments for services rendered by Mansur in remarketing any repossessed or surrendered equipment.

        6. SALE OF EQUIPMENT AT FMV TO MANSUR UPON EXPIRATION OF LEASE TERM. Provided all rental and other moneys due Oakmont have been fully paid, upon the expiration of the customer's lease term, Oakmont agrees to provide Mansur with an option to repurchase from Oakmont, for a cash purchase price equal to the fair market value of the Equipment plus applicable sales tax, all Equipment which is the subject of the lease. The fair market value shall be an amount mutually agreed upon by Oakmont and Mansur; provided that if the parties are unable to agree upon the fair market value, such fair market value shall be determined by an appraiser selected by mutual agreement. Upon payment by Mansur, Oakmont shall assign and release to Mansur any and all interest Oakmont may have in the equipment. Delivery of any equipment repurchased by Mansur shall be the sole responsibility of Mansur.

        7. DOCUMENTATION DISCLAIMER. Mansur and Oakmont acknowledge that the documents required and provided by Oakmont in connection with the documentation of a transaction hereunder have been prepared by Oakmont for the purpose of Oakmont's leasing or financing activities. Mansur further acknowledges that Oakmont makes no warranty of any nature whatsoever, express or implied, with respect to the form, substance or enforceability of any such documentation. Use by Mansur of any such documentation for its own purpose is at Mansur's own risk. If Mansur uses any such documentation for such purposes, Mansur shall make certain that no reference whatsoever to Oakmont appears thereon.

        8. NOTICES. Notices hereunder must be in writing addressed to the respective party at the appropriate address set forth at the foot hereof or such other address of which the party may give the other notice and shall be mailed, certified U.S. mail with postage prepaid. Notices shall be effective two (2) days after such mailing. Each party shall provide the other notice of a change in such party's address.

        9. TERMINATION. This agreement shall be for an initial term of one (1) year and shall automatically be renewed for successive one (1) year terms. Each party may terminate this agreement, with or without cause, upon sixty (60) days notice to the other party unless terminated under the provisions of paragraph 3 hereof. Termination of this agreement will not affect the right and obligations of either party as to previously consummated or approved leases, including as respects paragraph 10; provided that if termination follows a breach by Mansur of any Mansur's warranties or agreements under this agreement, Oakmont may terminate its obligations as to any previously approved but unfunded transactions.


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       10.   REMEDIES. The purchase of interests in equipment covered by this lease agreement is non-recourse except as provided in this paragraph. If Mansur breaches any warranty under paragraph 4 hereof and such breach in not cured within ten (10) days of Oakmont's notice to Mansur thereof, Mansur will purchase the lease and Oakmont's rights under all related agreements and Oakmont's interest in the equipment for an amount equal to what would then be the lessee's obligations under the remedies paragraph of the lease, assuming no recovery from disposition of the equipment, less any applicable deposit which Oakmont will retain plus applicable taxes. Upon receipt of the applicable payment, the lease and Oakmont's rights under the related documents will be sold without any warranty and the equipment will be sold as is where is, without any warranty, except in each case a warranty against transfer of any rights of Oakmont other than as a result of consummation of the lease. Until Oakmont has received the purchase price, it is the intent of parties that Mansur will have no interest in the interests to be purchased. If, however, after demand by Oakmont but prior to payment Mansur is deemed to have acquired any such interest, Oakmont will have security interest therein under the Uniform Commercial Code as a security for the performance by Mansur of Mansur's obligations hereunder. Mansur will remain liable for any deficiency following disposition. Mansur will also be liable for any damages suffered by Oakmont as a result of the breach by Mansur of any of Mansur's warranties or agreements hereunder.

       11. AMENDMENTS. This agreement may be amended by a writing signed by both parties. Acceptance of an amendment by the parties shall be manifested by and be effective upon the date of the first transmittal to Oakmont of an application to consummate a lease or submission of a documentation package.

       12. GENERAL PROVISIONS. This agreement constitutes the entire agreement of the parties as to the leasing and financing program Oakmont will make available to Mansur. In the event either party institutes legal proceedings to enforce any of the terms of this agreement, the prevailing party in such proceedings will be entitled to recover its attorneys' fees and costs incurred therein. It is the intent of the parties that this agreement be enforced to the fullest extent, and any provision of this agreement deemed by a court to be unenforceable will be deemed deleted to the extent only of such unenforceability. The singular number includes the plural, and the neuter gender the masculine or feminine where the context requires. This agreement inures to the benefit of, and is binding upon, the heirs, legatees, personal representatives, successors and assigns of the parties, it being understood, however, that neither Mansur nor Oakmont may assign its rights or duties hereunder without the prior written consent of the other party. Time is of the Essence of this agreement. The headings to the paragraphs of this agreement are for convenience only and are not to be used in the interpretation of this agreement.


OAKMONT FINANCIAL SERVICES             MANSUR INDUSTRIES INC.
8325 N.W. 53rd Street, #223            8425 S.W. 129th Terrace
Miami, Florida 33166                   Miami, Florida 33156


By:/s/ CHARLES E. BRAZIER              By:/s/ PAUL I. MANSUR
   Charles E. Brazier                     Paul I. Mansur
   Executive Vice President               Chief Executive Officer

LEASE AGREEMENT FORM

                                LEASE AGREEMENT
                              TERMS AND CONDITIONS
                                 IN LARGE PRINT

                              TERMS AND CONDITIONS

1. LEASE. Lessor leases to Lessee and Lessee leases from Lessor for the lease term specified herein and for any extension or renewal thereof (collectively "Term") and on the terms and conditions stated in this agreement ("Lease") the Equipment identified herein and in any schedule ("Schedule") incorporating this Lease by reference that the parties agree in writing to make a part of this Lease. The Lease of Equipment described in this Lease and the lease of Equipment described in each Schedule shall constitute separate leasing transactions, each of which is referred to herein as a lease.

2. LEASE PAYMENTS. The obligation to make Lease Payments begins on the date when Lessee receives Equipment. Lessee shall make Lease Payments, in advance, on the date or dates specified by Lessor in a notice to Lessee. Lease Payments shall be paid at the office of Lessor or at any other place specified by Lessor. Any Security Deposit and/or Advance Lease Payment is due on signing of the lease specifying such amount. If any part of a payment is more than five days late, Lessee shall pay a late charge of 10% of the payment, all or a portion of which is late (or such lesser rate as is the maximum rate allowable under applicable law.)

3. WARRANTIES. The equipment specified herein is unconditionally warranted by the manufacturer, NOT the Lessor, for the full Term herein. Lessee acknowledges and agrees that Lessor is NOT the manufacturer of the Equipment leased herein. Lessor makes no warranties, express or implied, including warranties of merchantability or fitness for a particular purpose with respect to patent or copyright infringement, title, or the like, however, Lessor transfers to Lessee for the Term the warranties made by the manufacturer or Supplier to Lessor. Lessee shall comly with and enforce such warranties. Lessor is not liable to Lessee for any modification or rescission of any such warranties.

4. DELIVERY AND ACCEPTANCE. Supplier will ship the Equipment directly to
Lessee. Lessee shall take delivery and upon installation and delivery of the Equipment will sign and deliver to Lessor the Delivery and Acceptance Receipt submitted by Lessor. Lessee shall be deemed to have irrevocably accepted the Equipment under the lease upon the earlier of: A) delivery to Lessor of the signed Delivery and Acceptance Receipt; or B) 10 days after delivery of the Equipment, if lessee has not prior to such 10th day, delivered to Lessor written notice of any non-acceptance of the Equipment, specifying the reasons therefore and fully referencing the lease. If Lessee properly rejects the Equipment in accordance with the forgoing, Lessor and Lessee shall be relieved of all obligations or liabilities under the lease, Lessor shall retain any Advance Lease Payment as liquidated damages for loss of a bargain and not as a penalty, and Lessee shall be responsible for paying for the Equipment and fulfilling all other obligations of the buyer under any applicable purchase order. The validity of the lease will not be affected by any delay in Lessee's receipt of the Equipment.

5. CONDTION; USE; LOCATION; RETURN. Lessee shall install and keep the Equipment in good working condition, normal wear and tear excepted. Anything that Lessee adds, replaces or attaches to the Equipment immediately becomes part of the Equipment and the property of Lessor. LESSEE SHALL COMPLY WITH ALL LAWS and regulations governing use of the Equipment, hold Lessor harmless against actual or asserted violations thereof and pay all costs and expenses in connection with or arising from any such actual or asserted violation. Lessee shall

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advise the manufacturer of any changes or additions to the Equipment needed to comply with any laws or regulations. Lessee acknowledges and agrees that Lessor is NOT responsible for any such changes or additions. Unless Lessee has Lessor's prior written permission to move the Equipment, Lessee will keep and use it only at the Equipment Location. On request, Lessee shall advise Lessor of the exact location of the Equipment. Lessor may for the purpose of inspections, at all reasonable times, enter upon any job, building or place where the Equipment is located and, if in the opinion of Lessor, it is being used or cared for improperly, without notice, remove it. Unless otherwise agreed in writing, on termination or expiration of the Term, Lessee will immediately return the Equipment to Lessor in as good a condition as received, less normal wear and tear.

6. FINANCE LEASE STATUS. The parties agree that if Article 2A - Leases of the Uniform Commercial Code ("Code") is deemed to apply, each lease will be considered a "finance lease". By executing a lease, Lessee acknowledges either that (a) Lessor has informed or advised Lessee, in writing, either previously or by this Lease of: (i) the identity of the "supplier", (ii) that Lessee may have rights under the "supply contract"; and (iii) that Lessee may contact the supplier for a description of any such rights Lessee may have under the supply contract; or (b) on or before signing such a lease, Lessee has reviewed and approved the supply contract covering the Equipment purchased from the supplier. Terms in this Paragraph 7 set off in quotation marks when used for the first time herein shall have the meaning ascribed to such terms by the Code. TO THE EXTENT PERMITTED BY APPLICABLE LAW, LESSEE WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A OF CODE.

7. LESSEE WARRANTIES; SURVIVAL. Lessee represents, warrants and covenants to Lessor that: (a) unless it is an individual, Lessee is validly existing and in good standing under applicable state law, (b) Lessee has the power and authority to enter into this Lease, all leases and all other related documents hereunder (collectivelly, "Fundamental Agreements"); (c) The person authorized to sign the lease has the authority to grant the powers of attorney set forth in Paragraph 9 and 11 below; (d) such Fundamental Agreements are enforceable against Lessee in accordance with their terms; (e) there are no pending or threatened actions or proceedings that could have a material adverse effect on Lessee or any Fundamental Agreement; (f) each Fundamental Agreement shall be effective against all creditors of Lessee under applicable law, including fraudulent conveyance and bulk transfer laws, and shall raise no presumption of fraud; and (g) Lessee shall furnish Lessor with such financial statments, opinions of counsel, resolutions, and other documents and information as Lessor may reasonably request. Lessee shall be deemed to have reaffirmed the foregoing warranties each time it executes any Fundamental Agreement. All representations, warranties and covenants made by Lessee under a Fundamental Agreement shall survive the termination of the lease and shall remain in full force and effect. All of Lessor's rights, privileges, and indemnities, to the extent they are fairly attributable to events or conditions occurring or existing on or prior to the termination of the lease, shall survive such termination and be enforceable by Lessor and its successors and assigns. If more than one Lessee is named in a lease, the liability of each shall be joint and several.

8. INSURANCE. Throughout the Term, Lessee shall maintain (i) property insurance insuring the Equipment for its full replacement value against loss, theft, damage and destruction and naming

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Lessor as loss payee and (ii) general public liability and third party property naming Lessor as an additional insured. Within 21 days from Lessees signing a lease, Lessee will provide Lessor with certificates or other evidence of such insurance which shall be in a form, amount and with companies reasonable acceptable to Lessor and shall provide that Lessor shall be given 30 days' prior written notice of any material alteration or cancellation thereof. If Lessee does not provide evidence of property insurance acceptable to Lessor, Lessor may but will not be required to, buy such insurance and add the cost, including any customary charges or fees associated with the placement, maintenance or service of such insurance (collectively, "Insurance Charge"), to the Lease Payment amount due from Lessee. Lessee agrees to pay the Insurance Charge in equal installments allocated to each remaining Lease Payment (with interest on such allocations up the maximum rate permitted by applicable law). Nothing in this Lease creates any insurance relationship between Lessor and any other person or party. Lessor is not required to effect any insurance coverage and Lessor may terminate or allow to lapse any coverage with having any liability to Lessee. Lessee hereby appoints Lessor as Lessee's attorney-in-fact to make claims for, receive payment of, and execute and endorse all documents, checks or drafts for loss, theft, damage or destruction to the Equipment under any property insurance. In all circumstances, Lesee shall cooperate with Lessor or Lessor's agent with respect to the placement of insurance and processing of claims.

9. TAXES AND CERTAIN FEES; LESSOR PERFORMANCE; WAIVER. Lessee shall promptly pay all fees, assessments, taxes and charges governmentally imposed upon the purchase, ownership, possession, leasing, renting, operation, control, use or maintenance of the Equipment, whether assessed against Lessor, Lessee or the Equipment, and relating to the Term, whether due before or after the end of the Term, excluding taxes on or measured by the net income of Lessor. All personal property tax, use tax or other tax returns will be by Lessor, and Lessee agrees to pay Lessor a fee for processing such payments and filings. Lessor does not have to contest any valuation of, or tax imposed on, the Equipment. If Lessee fails to perform any of its obligations under this Lease, Lessor may perform any act or make any payment that Lessor deems reasonably necessary for the maintenance and preservation of the Equipment or Lessor's interest therein; provided, however, that Lessor's performance of any act or payment shall not be deemed a waiver of, or release Lessee from, the obligations at issue. All sums so paid by Lessor, together with expenses (including legal fees and costs) incurred by Lessor in connection therewith, shall be paid to Lessor by Lessee immediately upon demand. Lessor's failure to require performance in any instance or Lessor's written waiver of any provision shall not waive any other breach of the same of any other provision.

10. TITLE; RECORDING; DOCUMENTATION FEE; NOTICES. Lessor shall hold title to the Equipment. Lessee will keep the Equipment free and clear from any levy, attachment, lien encumbrance or charge other judicial process; will give lessor immediate writtten notice of any breach of this provision; and will reimburse Lessor for and, at Lessor's request, defend Lessor against any loss or damage caused thereby. Unless otherwise provided, the parties agree that this transaction shall be a true lease. However, if this transaction is deemed to constitute a lease for security, Lessee grants Lessor a purchase money security interest in the Equipment and in all attachments, accessions, additions, substitutions, products, replacements, rentals and proceeds (including insurance proceeds) (collectively, "Collateral"). Lessee shall execute and timely deliver to Lessor financing statements or other document Lessor deems necessary to perfect or protect Lessor's security interest in the Collateral. Lessee authorize LESSOR TO FILE

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A COPY OF THIS LEASE OF ANY SCHEDULE AS A FINANCING STATEMENT AND APPOINTS
LESSOR (AND AS AN AGENT FOR LESSOR, SUCH THIRD PARTY FILING SERVICE COMPANY AS IS NOTED IN PARAGRAPH 1 ABOVE, UNDER "ADDITIONAL PROVISIONS") AS LESSEE'S ATTORNEY-IN-FACT TO EXECUTE AND FILE, ON LESSEE'S BEHALF, FINANCING STATEMENTS COVERING THE COLLATERAL. The Equipment is and will remain personal property no matter what its use or attachment to realty, but Lessee will not let it be attached to realty in any way that might cause it to become part of such realty. Lessee shall pay Lessor's Fee for lease documentation and processing and for any governmental filings. All notices shall be given in writing and shall be effective when deposited in the U.S. mail, addressed to a party at its address shown on the front page of this Lease or at any other address such party specifies in writing, with first class postage prepaid.

11. DEFAULT. Any of the Following constitutes as a Default: (a) Lessee Fails to pay any Lease Payment or any other amount owned to Lessor within 5 days after its due date; (b) Lessee Fails to perform or observe any other representation, warranty, covenant, condition or agreement under any lease or any other agreement with Lessor and fails to cure such breach within 10 days after notice;
(c) any representation or warranty made by Lessee hereunder or in any other instrument provided to Lessor by Lessee, proves to be incorrect in any material respect when made; (d) a proceeding under any bankruptcy, reorganization, arrangement of debts, insolvency or receivership law or assignment for benefit of creditors is filed by or against Lessee; (e) Lessee become insolvent or fails generally to pay its debts as they become due, or the Equipment is levied against, seized, or a bulk sale of Lessee's inventory or assets is about to or has taken place; (f) Lessee voluntarily or involuntarily dissolves or is dissolved, or terminates or is terminated; (g) Lessee's financial condition changes such that in Lessor's opinion, the credit risk of a lease transaction with the Lessee is increased; (h) any guarantor dies or revokes a guaranty required by Lessor, (i) any guarantor of any obligations hereunder is the subject of any event listed clauses (a) through (g) above; or (i) an institution revokes, refuses to honor, or refuses to renew or extend any letter of credit required by Lessor.

12. REMEDIES. If a default ocurs, Lessor has the right to exercise any or all of following remedies: (a) terminate any or all leases with Lessee; (b) declare all Lease Payments and other amounts under any such leases(s) immediately due and payable; (c) take possession of, or render unusable, any Equipment under any such lease(s) wherever such Equipment may be located, without demand or notice, without any court order or other process of law and without liability to Lessee for any damages occasioned by such action, and no such action shall constitute a termination of any such leases(s); (d) permit Lessor to take immediate possession of such Equipment; (e) proceed by court action to enforce performance BY LESSEE of any such lease(s) and/or recover all damages and expenses incurred by Lessor by reason of any Default; (f) terminate any other agreement that Lessor may have with Lessee; or (g) exercise any other right or remedy available to Lessor at law or in equity. As liquidated damages for loss of a bargain and not as a penalty, and in lieu of any further Lease Payments under any lease(s) so terminated, upon Lessor's demand, Lessee shall pay Lessor's Return (as defined in Paragraph 14 below), calculated as of the date of the Default, to Lessor. Also, Lessee shall pay Lessor all costs and expenses (including legal fees and costs), incurred by Lessor in enforcing any of the terms or provisions of any such lease(s). Upon repossession or surrender of any such Equipment, Lessor shall have the right to lease, sell or otherwise dispose of such Equipment in a commercially reasonable manner, with or without notice at a public or private sale, and apply the net proceeds thereof (after deducting all expenses (including legal fees and costs) incurred

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in connection therewith) to the amounts owed to Lessor hereunder, provided, however that Lessee shall remain liable to Lessor for any deficiency that remains after any sale, lease or other disposal of such Equipment. Lessee agrees that with respect to any notice of sale required by law to be given, 10 days' notice shall constitute reasonable notice. These remedies are cumulative of every other right or remedy give hereunder not now or hereafter exiting at law or in equity, and may be enforced concurrently therewith. Any delay or failure to enforce Lessor's rights hereunder does not prevent Lessor from enforcing any rights at a later time. Lessor, at its option, may apply any security deposit or advance payment monies against Lessee's obligations hereunder.

13. RISK OF LOSS. Lessee bears the risk of loss, theft, or damage to the Equipment (collectively, "Loss"), effective on shipment for delivery to Lessee, Lessee will advise Lessor in writing within 10 days of any Loss. Except as provided below, a Loss does not relieve Lessee of the obligation to make Lease Payments and pay other amounts owed under a lease. In the event of Loss, Lessor, at its option, may; (a) require Lessee, where practicable, to restore the Equipment to good condition reasonably satisfactory to Lessor; or (b) require Lessee to pay Lessor its anticipated return ("Lessor's Return"), which shall consist of the following amounts: (i) the Lease Payments (and other amounts) due and owing under the lease at the time of such Loss; plus (ii) all Lease Payments from the date of such Loss to the end of the Term; plus (iii) the Casualty Value of such Equipment. "Casualty Value" is determined by multiplying the Casualty Percentage by the Equipment Cost. Unless another percentage is specified in Additional Provisions in Paragraph 1 above, or otherwise provided hereunder, the "Casualty Percentage" is 20%. In the event that any amount calculate hereunder is required under applicable law to be discounted to present value, it shall be so discounted at a rate of 5% per annum. With respect to Equipment subject to a Loss, upon Lessor's full receipt of such Lessor's return: (i) the lease shall terminate, (ii) Lessee shall be relieved of its obligations under the lease, and
(iii) Lessee shall be entitled to Lessor's interest in such Equipment "AS IS, WHERE IS" and without any warranty, express or implied from Lessor, other than the absence of any liens by, through, or under Lessor.

14. NONCANCELLABLE NET LEASE. This lease and all schedules hereto shall be noncancellable net leases. Lessee has an unconditional obligation to pay all lease payments and other amounts when due. Lessee is not entitled to abatements, reductions, recoupments, crossclaims, counterclaims or any other defenses to any lease payments or other amounts due hereunder. Whether those defenses arise out to claims by Lessee against Lessor. Lessor's assignee, supplier, this lease, any schedule, any other Lease, or otherwise. Neither defects in equipment, damage to it, not its loss, theft, destruction or late delivery shall terminate this or any other lease or relieve Lessee of its payment obligations hereunder.

15. ASSIGNMENT. LESSEE HAS NO RIGHT TO SELL, TRANSFER OR ASSIGN ANY INTEREST IT HAS IN THIS LEASE OR THE EQUIPMENT. LESSOR MAY, WITHOUT NOTICE, SELL, TRANSFER OR ASSIGN ITS INTEREST IN THIS LEASE, THE EQUIPMENT OR ANY LEASE PAYMENTS OR OTHER SUMS DUE HEREUNDER. If Lessor makes any such assignment or transfer, the new owner will have of the Lessor's rights and benefits but none of Lessor's obligations. The rights of the new owner will not be subject to any claims, defenses, or set-offs that Lessee may have against Lessor. Lessee acknowledges that any assignment or tranfer by Lessor shall not materially change Lessee's duties or obligations under this Lease

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

not materially increase the burdens or risks imposed on Lessee.

16. CAPTIONS, CONFLICTS, CHOICE OF LAW, VENUE, NON-JURY TRIAL. Captions are for convenience only and do not alter the text. The provisions of this Lease are severable and the remainder shall not be affected if any provision is held unenforceable, invalid or illegal. This Lease inures to the benefit of and is binding on successors or permitted assigns of Lessor and Lessee. THIS LEASE AND EACH SCHEDULE IS PERFORMABLE IN FLORIDA AND SHALL BE GOVERNED BY AND SUBJECT TO THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF FLORIDA. LESSOR AND LESSEE CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN FLORIDA, AND WAIVE ANY OBJECTIONS RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENT TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT. AT LESSOR'S SOLE ELECTION AND DETERMINATION, ANY LEGAL, EQUITABLE, OR ARBITRATION ACTION MAY ALSO BE BROUGHT IN ANY OTHER COURT OF COMPETENT JURISDICTION IN ANY STATE IN WHICH LESSOR HAS AN OFFICE AND LESSEE WAIVES ANY OBJECTION RELATING TO IMPROPER VENUE OR FORUM NON CONVENIENT TO THE CONDUCT OF ANY PROCEEDING IN ANY SUCH COURT. LESSEE, ANY GUARANTOR AND LESSOR EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY SO THAT TRIAL SHALL BE BY AND ONLY TO THE COURT.

17. ATTORNEY FEES. LESSEE AND ANY GUARANTOR AGREE TO PAY LESSOR'S REASONABLE ATTORNEY FEES AS DAMAGES AND NOT COSTS IN ALL PROCEEDINGS ARISING OUT OF THE LEASE. SUCH PROCEEDINGS INCLUDE, BUT ARE NOT LIMITED TO, ANY CIVIL ACTION, COUNTERCLAIMS MEDIATION, POST JUDGMENT COLLECTION, BANKRUPTCY OR APPEAL. REASONABLE ATTORNEY FEES ARE HEREBY STIPULATED AND LIQUATED BY ALL PARTIES HERETO AT TWENTY-FIVE PERCENT (25%) OF THE TOTAL AMOUNT PLACED BY LESSOR WITH AN ATTORNEY FOR COLLECTION. AT LESSOR'S SOLE OPTION, LESSOR MAY ELECT TO CHARGE LESSEE AND ANY GUARANTOR THE ACTUAL ATTORNEY FEES CHARGED TO LESSOR IN ALL PROCEEDING ARISING OUT OF THE LEASE.

18. LIABILITY. Lessee shall indemnify, hold harmless and, if lessor requests, defend Lessor against all Claims directly or indirectly arising out of or connected with the Equipment, any lease or any related document or instrument. "Claims" means all losses, liabilities, damages, penalties, expenses (including legal fees and costs), claims, actions and suits, whether in contract or in tort, whether caused by Lessor's negligence or otherwise and whether based on a theory of strict liability of Lessor or otherwise, including, but not limited to, matters regarding; (a) the selection, manufacture, purchase, acceptance, rejection, ownership, delivery, lease, possession, maintenance, use, condition, return or operation of Equipment: (b) any latent defects or other defects in Equipment, whether or not discoverable by Lessee; or (c) patent, trademark or copyright infringement.

19. CONSTRUCITON OF LEASE AND AMOUNT DUE HEREUNDER. In the event that this
Lease (or any lease made hereunder) is construed to involve a loan of money and any amounts due hereunder are deemed to constitue interest, then without waiving any claim or defense to the contrary, no such amounts due hereunder which are contracted for, charged or collected shall exceed 18% per annum or other lessor maximum rate of interest allowed from time to time by applicable state or federal law (the "Highest Lawful Rate"). Regardless of any provision of this Lease or related agreements to the contrary, the aggregate of all such amounts due hereunder which are contracted for, charged or collected shall under no circumstances exceed the Highest Lawful Rate, and in the event Lessor ever collects, or applies, as interest, any such amounts in excess of the Highest Lawful Rate, such amounts shall be deemed a prepayment of such portion of amounts due hereunder as are deemed to constitute the principal of a loan, and if all amounts so deemed to constitute principal have been or are thereby paid in full, any remaining excess shall immediately be refunded to Lessee. In determing whether or not amounts deemed to consitute interest contracted for, charged or collected exceed the Highest Lawful Rate, to the Maximum extent permitted by law, (a) amounts due hereunder shall be characterized as principal, or as a non-usurious expense, fee or premium rather than interest, (b) amounts deemed to constitute interest due hereunder after acceleration by reason a default or otherwise, or prepaid, shall not be deemed to constitute interest (but any portion of such amounts deemed to constitute interest contracted for, charged or collected in connection with such acceleration or prepayment may never exceed the Highest Lawful Rate) and (c) all amounts deemed to constitute interest shall be amortized, prorated, allocated and spread, in equal parts, throughout the entire term of this Lease so that the interest rate is uniform throughout the entire term of this Lease. Lessor may from time to time implement any interest rate ceiling under applicable state or federal law and/or revise the index, formula or provision used to compute the interest rate applicable to this Lease, but not in excess of the Highest Lawful Rate by notice to Lessee if and to the extent permitted by and in the manner provided in such law.

20. CREDIT INFORMATION. LESSEE HEREBY AUTHORIZED LESSOR OR ANY AFFILIATE OF LESSOR TO OBTAIN CREDIT BUREAU REPORTS, AND MAKE OTHER CREDIT INQUIRIES, AS LESSOR DEEMS NECESSARY. ON WRITTEN REQUEST, LESSOR WILL INFORM LESSEE WHETHER LESSOR REQUESTED A CONSUMER CREDIT REPORT AND THE NAME AND ADDRESS OF ANY CONSUMER CREDIT REPORTING AGENCY THAT FURNISHED A REPORT. WITHOUT FURTHER
NOTICE TO LESSEE, LESSOR MAY USE OR REQUEST SUBSEQUENT CREDIT BUREAU REPORTS
TO UPDATE ITS INFORMATION OR IN CONNECTION WITH A RENEWAL OR EXTENSION OF LESSEE'S REQUEST FOR LESSOR'S SERVICES. LESSEE REPRESENTS AND WARRANTS THAT THIS IS A COMMERCIAL AND BUSINESS TRANSACTION AND NOT A CONSUMER TRANSACTION.

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